Exhibit 99.1

ActivIdentity, Inc.
6623 Dumbarton Circle
Fremont, CA 94555 USA
www.actividentity.com

T +1 510.574.0100
F +1 510.574.0101

Press Release

ACTIVIDENTITY CORPORATION

ANNOUNCES STOCK REPURCHASE PROGRAM

FREMONT, Calif., February 18, 2010 — ActivIdentity™ Corporation (NASDAQ: ACTI), announced today that its Board of Directors has approved a stock repurchase program pursuant to which ActivIdentity may repurchase up to $10 million or approximately 8 % of the company’s outstanding shares of common stock in the open market from time to time over the next 12 months.

The timing and amount of repurchase transactions will depend on market conditions and corporate and regulatory considerations and may be suspended or discontinued at any time. The Board of Directors has also authorized that certain of these purchases may be made under a plan adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934.

“Based on the current market prices, we believe that our stock is undervalued and that the repurchase program is a good investment of available funds,” said Grant Evans, chairman and chief executive officer at ActivIdentity. “Our strong balance sheet enables us to actively invest cash in areas that we believe will drive future value for shareholders, such as stock repurchases and growth initiatives.”

ActivIdentity Corporation had 46.1 million shares of common stock outstanding and up to 2.0 additional shares to be issued pursuant to the merger agreement dated December 13, 2009 between the company and CoreStreet Limited as of January 31, 2010. In addition the company’s cash, cash equivalents, restricted cash and investments totaled approximately $82 million on December 31, 2009.

About ActivIdentity

ActivIdentity Corporation (NASDAQ: ACTI) is a global leader in strong authentication and credential management, providing solutions to confidently establish a person’s identity when interacting digitally. For more than two decades the company’s experience has been leveraged by security-minded organizations in large scale deployments such as the U.S. Department of Defense, Nissan, and Saudi Aramco. The company’s customers have issued more than 100 million credentials, securing the holder’s digital identity. ActivIdentity is headquartered in Silicon Valley, California. For more information, visit www.actividentity.com.

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ActivIdentity is a registered trademark in the United States and / or other countries. All other trademarks are the property of their respective owners in the United States and / or other countries.

Safe Harbor Statement

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include risks relating to the implementation of our repurchase program, our ability to derive value from investments we make in our business, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). There can be no assurance that we will achieve our objectives in connection with the repurchase program or that our strategic initiatives will result in the anticipated benefits. Copies of our SEC filings, which have more information about these and other risks, are available from the Company and on the SEC website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company disclaims any intention to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Press Contact

Corporate

Torsten George

ActivIdentity

T +1 510.745.6310

tgeorge@actividentity.com

Business Press

Kimberly Uberti

The Bohle Company

T +1 310.721.6850

kim@bohle.com

Trade Press

Dan Chmielewski

Madison Alexander PR

T +1 714.832.8716

dchm@madisonalexanderpr.com

Investor Contact

Jacques Kerrest

Chief Financial Officer

T +1 510.574.1792

jkerrest@actividentity.com